Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Mobiv Acquisition Corp (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2023, as filed with the Securities and Exchange Commission (the “Report”), I, Weng Kiat (Adron) Leow, Chief Financial Officer and Director of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: August 11, 2023	By:	/s/ Weng Kiat (Adron) Leow
Weng Kiat (Adron) Leow
Chief Financial Officer and Director
(Principal Financial and Accounting Officer)